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                                                                    EXHIBIT 99.1

Monday March 18, 11:00 am Eastern Time
Press Release

SOURCE: @Track Communications
@Track Announces Sale to Aether Systems of Certain Assets and Licenses Related to Long-Haul Trucking and Asset-Tracking Businesses

RICHARDSON, Texas--(BUSINESS WIRE)--March 18, 2002--@Track Communications, Inc. (Nasdaq:ATRK - news), a leading provider of wireless-based vehicle fleet
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management and intelligent mobile-asset-tracking solutions, today announced that it has completed the sale to Aether Systems, Inc. (Nasdaq:AETH - news), a
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leading provider of wireless data products and services, of certain assets and licenses related to @Track's long-haul trucking and asset-tracking businesses.

Under terms of the sale, @Track sold to Aether assets and related license rights to its Platinum Service software solution, 20/20V(TM), and TrackWare(R) asset and trailer-tracking products. In addition, @Track and Aether have agreed to form a strategic relationship with respect to @Track's long-haul customer products. Under that agreement, @Track will assign to Aether all service revenues generated post-closing from its HighwayMaster Series 5000 (HM5000) customer base. Aether, in turn, has agreed to reimburse @Track for the network and airtime service costs related to providing the HM5000 service.

The two companies have also agreed to work jointly in the adaptation of the Minorplanet Vehicle Management Information (VMI(TM)) technology for the potential distribution of VMI by Aether to the long-haul-trucking market.

At the closing of the $15 million transaction, @Track received $3 million in cash, of which $1 million will be held in escrow and released to @Track over a 12-month period. @Track also received a note for $12 million payable in either cash or, at the option of Aether, convertible preferred stock in three equal installments of $4 million on April 14, May 14, and June 14, 2002. The preferred stock may then be converted to common stock using a prescribed formula that compensates for fluctuations in the stock price so @Track is able to convert and sell in the open market Aether common stock equal to $12 million.

"This agreement with Aether is another key step in @Track's business strategy to focus its resources on aggressively penetrating the metro marketplace with Minorplanet VMI, which we believe is the key to @Track's future growth," said Jana Ahlfinger Bell, @Track's president and chief executive officer. "In addition, we will continue to provide mobile communication solutions to member companies of SBC Communications, Inc., our largest metro marketplace customer.

"At the same time, we will help to ensure that our long-haul trucking customer base will continue to receive quality service and support for their HM5000 mobile units, as well as provide the opportunity for these customers to move to the next-generation products and services of Aether, a company that is strategically committed to the businesses of long-haul trucking data and voice communications and intelligent asset-tracking solutions," added Bell.

"Aether Systems is committed to serving the wireless communications needs of the transportation industry, and this agreement is another important step toward this goal," said Bill Hannon, president, Aether Transportation and Logistics. "The agreement enables us to diversify our suite of solutions and services and offer more options to prospective customers and our newly expanded customer base. This is great news for Aether and the trucking industry." About @Track Communications

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@Track Communications (www.at-track.com) provides intelligent wireless
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communications products and services by combining wireless data and voice technologies with GPS-satellite-tracking capabilities. Headquartered in Richardson, Texas, the company offers mobile communications, emergency dispatch and fleet management systems to a wide variety of companies, including member companies of SBC Communications.

About Aether Systems, Inc.

Aether Systems, headquartered in Owings Mills, Md., helps enterprise customers improve efficiency and profitability by providing the services, software and support necessary to extend existing and future applications from the desktop to any wireless device.

Through Aether Fusion(TM), Aether's wireless enabling technology foundation, Aether develops, deploys and manages wireless solutions built on industry-standard technology and backed by Aether's expertise in wireless hosting, software and services. Aether provides the worlds of business and government with a single source for reliable, scalable and cost-effective wireless solutions. For more information, please visit www.aethersystems.com.
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Legal notice to investors: Certain matters discussed in this press release are
"forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "expects," "believes," "anticipates" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements generally involve known and unknown risks, uncertainties and other facts, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: acceptance of product/service offerings, market conditions; general economic and business conditions; business abilities and judgment of management and personnel; and changes in business strategy. For a listing of risks applicable to the future prospects of the company, please refer to the reports filed with the SEC, such as recent 10-K and 10-Q Reports.

"@Track Communications" and the red orb logotype are trademarks and service marks of @Track Communications, Inc. "Minorplanet" and "VMI" are federally registered trademarks and service marks of Minorplanet Limited, a wholly owned subsidiary of Minorplanet Systems PLC. "Minorplanet Systems USA" is a trademark and service mark of Minorplanet Limited. "TrackWare" and "20/20V" are federally registered trademarks and service marks of Aether Systems.

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Contact:

     @Track Communications
     Jana Ahlfinger Bell, 972/301-2283
     www.at-track.com
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